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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Komag, Incorporated Deferred Compensation Plan of our report dated January 16, 1997, with respect to the consolidated financial statements and schedule of Komag Incorporated included in its Annual Report (Form 10-K) for the year ended December 29, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


San Jose, California
March 10, 1997